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                                   EXHIBIT 23




                         Independent Auditors' Consent

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 333-28081) on Form S-4, the Registration Statements (Nos. 2-88488, 33-43796, 33-60699, 333-84389, 333-84395 and 333-88226) on Form S-8 and the Registration
Statements (Nos. 33-03009 and 333-72712) on Form S-3 of BancorpSouth, Inc. of our report dated January 20, 2003, relating to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is included in the 2002 annual report on Form 10-K of BancorpSouth, Inc. Our report refers to changes in the method of accounting for goodwill, other intangible and long-lived assets.





                                               /s/ KPMG LLP

Memphis, Tennessee
March 26, 2003